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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Information Services Group, Inc. of our report dated March 30, 2007, except for Note 16, for which the date is November 16, 2007, relating to the financial statements of Technology Partners International, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" and in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 4, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS